WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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 Report of Independent Accountants
 To the Shareholders and Board
 of Directors of
 Bailard, Biehl & Kaiser International
  Fund Group, Inc.
 In planning and performing our audit
 of the financial statements of Bailard, Biehl
 & Kaiser International Bond Fund and Bailard,
  Biehl & Kaiser International Equity Fund
  (the "Company") for the year ended September
  30, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
 The management of the Company is responsible for establishing and maintaining internal control.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America.
  Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
 Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.
 Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
  Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components
  does not reduce to a relatively low level the risk financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2000.
 This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
 PricewaterhouseCoopers LLP
 November 22, 2000

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